SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                              Media General, Inc.
               (Name of Registrant as Specified in its Charter)

                              Media General, Inc.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11:

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( )  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                      LOGO
                                 MEDIA GENERAL
                                 NOTICE OF 1994
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
                              FRIDAY, MAY 20, 1994
                                 AT 11:00 A.M.
                        TAMPA BAY PERFORMING ARTS CENTER
                            1010 N.W. MACINNES PLACE
                                 TAMPA, FLORIDA

Media General, Inc., P.O. Box 85333 Richmond, Virginia 23293-0001 (804) 649-6000

LOGO
John Stewart Bryan III
Chairman and President
                                                          April 18, 1994
Dear Stockholder:
      You are cordially invited to attend Media General's 1994 Annual Meeting on Friday, May 20, 1994.
      PLEASE NOTE THAT THIS YEAR'S ANNUAL MEETING IS BEING HELD AT THE TAMPA BAY PERFORMING ARTS CENTER, 1010 N.W. MACINNES PLACE, TAMPA, FLORIDA. This is the first year we have held our Annual Meeting outside Richmond. I have suggested that we meet from time to time at various other cities in which our Company has operations so that our stockholders in these communities might have a more convenient opportunity to attend and learn personally about their Company. I hope this is the beginning of a new tradition that will help to underscore the breadth of our operations.
      Whether or not you plan to be present at the Annual Meeting, we value your vote. Please complete, sign and return the enclosed proxy card at your earliest convenience.
      I look forward to seeing you in Tampa.
                                                  Yours sincerely,
                                                  J. Stewart Bryan III
                                  METROPOLITAN
         NEWSPAPERS (BULLET) TELEVISION (BULLET) CATV (BULLET) NEWSPRINT
                                  (BULLET) PUBLISHING

                                      LOGO
                               Executive Offices
                             333 East Grace Street
                            Richmond, Virginia 23219
                 NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS
TO THE CLASS A AND CLASS B COMMON STOCKHOLDERS
  OF MEDIA GENERAL, INC.
     Please take notice that the 1994 Annual Meeting of Stockholders of Media General, Inc. will be held at the TAMPA BAY PERFORMING ARTS CENTER, 1010 N.W. MACINNES PLACE, TAMPA, FLORIDA, ON FRIDAY, MAY 20, 1994, AT 11:00 O'CLOCK IN THE FORENOON, for the following purposes:
          1. To elect a Board of Directors for the ensuing year;
          2. To ratify the appointment of Ernst & Young as independent auditors for the fiscal year ending December 25, 1994; and,
          3. To transact such other business as properly may come before the meeting.
     Holders of the Company's Class A and Class B Common Stock of record at the close of business on March 25, 1994, are entitled to notice of and to vote at the meeting, or any adjournment or postponement thereof, as set forth in the Proxy Statement.
     Your attention is directed to the accompanying Proxy Statement.
                                          By Order of the Board of Directors
                                             GEORGE L. MAHONEY, SECRETARY
     April 18, 1994
     STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO EXPECT TO ATTEND IN PERSON ARE REQUESTED TO PLEASE SO INDICATE ON THE BACK OF THE ACCOMPANYING PROXY CARD. A PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                                PROXY STATEMENT
                    1994 ANNUAL MEETING OF THE STOCKHOLDERS
                            SOLICITATION OF PROXIES
     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Media General, Inc. (the Company) to be used at its 1994 Annual Meeting of Stockholders to be held at the TAMPA BAY PERFORMING ARTS CENTER, 1010 N.W. MACINNES PLACE, TAMPA, FLORIDA, ON FRIDAY, MAY 20, 1994, AT 11:00 O'CLOCK IN THE FORENOON, and at any adjournment or postponement thereof. Proxies properly executed will be voted at the meeting in accordance with instructions, if any. A proxy may be revoked by a Stockholder at any time before it is voted.
     The Annual Report to the Stockholders of the Company including financial statements for the fiscal year ended December 26, 1993, and this Proxy Statement and accompanying proxy card were mailed to Stockholders on or about April 18, 1994.
                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
     The Company had outstanding 25,682,564 shares of Class A Common Stock (Class A Stock) and 557,154 shares of Class B Common Stock (Class B Stock) as of March 25, 1994. Only holders of record at the close of business on such date will be entitled to vote, and each share of Class A or Class B Stock will be entitled to one vote on each matter as to which such class is entitled to vote, either alone or together with the other class.
     The following table shows the stock ownership as of the most recent practicable date of all persons known by the Company to have been the beneficial owners of more than 5% of the outstanding shares of any class of the Company's securities and the stock ownership of the directors and officers of the Company as a group. All such information is based on information furnished by or on behalf of the persons listed, who have sole voting power and sole investment power as to all shares of Class A and Class B Stock listed unless noted to the contrary.

                                              AMOUNT
                                                AND
                                  TITLE      NATURE OF        PERCENT
     NAME AND ADDRESS OF           OF        BENEFICIAL         OF
      BENEFICIAL HOLDER           CLASS      OWNERSHIP         CLASS
D. Tennant Bryan                 Class A     2,184,080(1)       8.5%
  333 East Grace Street          Class B       373,000(1)      66.9%
  Richmond, VA 23219
J. Stewart Bryan III             Class A     1,349,145(1)(2)    5.3%
  333 East Grace Street          Class B        29,568(2)       5.3%
  Richmond, VA 23219

                                       1

                                              AMOUNT
                                                AND
                                              NATURE
                                  TITLE         OF         PERCENT
     NAME AND ADDRESS OF           OF        BENEFICIAL      OF
      BENEFICIAL HOLDER           CLASS      OWNERSHIP      CLASS
Estate of Elizabeth G. Henry     Class B        53,360(3)     9.6%
  c/o Bryan Brothers
  P. O. Box 1234
  Richmond, VA 23209
Mario J. Gabelli                 Class A     7,528,500(4)    29.3%
  655 Third Avenue
  New York, NY 10017
Northern Trust Corporation       Class A     2,887,043(5)    11.2%
  50 South La Salle Street
  Chicago, IL 60675
Directors and Officers as a      Class A     4,110,576(6)    16.0%
  Group                          Class B       420,000(6)    75.4%

(1) The shares listed for D. Tennant Bryan include 592 shares of Class A Stock held for his benefit by the Media General, Inc. Thrift Plan Plus (Thrift
    Plan) as of February 28, 1994, 4,800 shares of Class A Stock held by a private foundation controlled by D. Tennant Bryan, 373,000 shares of Class A Stock and 373,000 shares of Class B Stock held by the D. Tennant Bryan Media Trust (Media Trust), as to which D. Tennant Bryan and J. Stewart Bryan III serve as joint trustees and as to which D. Tennant Bryan is the grantor and has reserved a right of revocation. D. Tennant Bryan and J. Stewart Bryan III, together with the Media Trust, constitute a group for certain purposes, having aggregate beneficial ownership of 3,533,225 shares of Class A Stock and 402,568 shares of Class B Stock.
(2) The shares listed for J. Stewart Bryan III include 38,614 shares of Class A Stock held for his benefit by the Thrift Plan as of February 28, 1994, and 73,300 shares registered in his name under the Restricted Stock Plan. Shares listed for J. Stewart Bryan III do not include 373,000 shares of Class A Stock and 373,000 shares of Class B Stock held by the Media Trust, which are listed in the table as owned by D. Tennant Bryan, who serves with J. Stewart Bryan III as trustee. The listed shares include 90,799 shares of Class A Stock subject to currently exercisable options and 1,072,048 shares of Class A Stock held by other trusts of which J. Stewart Bryan III serves as a fiduciary and shares in the control of the voting and disposition of shares. Shares held by trusts of which he is a beneficiary, but as to which he is not a trustee and does not control the voting or disposition of shares, are not included.
(3) The Executors of the Estate of Elizabeth G. Henry are Jane Bryan Brockenbrough, Elizabeth B. Staunton, Anne S. Brockenbrough and Austin Brockenbrough, IV, the address for each of whom for this purpose is c/o Bryan Brothers at the address shown in the table. In addition to the shares held by the Estate of Elizabeth G. Henry, as to which each of the Executors shares voting and
                                       2
    dispositive power, Jane Bryan Brockenbrough has sole voting and dispositive power as to 108,220 shares of Class A Stock and 2,220 shares of Class B Stock.
(4) The shares listed include shares held by Mr. Gabelli or entities which are under his direct or indirect control. Mr. Gabelli and such entities, in the aggregate, have shared voting and dispositive power over 17,000 shares and sole dispositive power only as to 438,000 shares. Mr. Gabelli is deemed to have beneficial ownership of all of the foregoing shares, and one of the entities he controls, Gabelli Funds, Inc., is deemed to have beneficial ownership of all such shares other than 2,500 shares held directly by Mr. Gabelli.
(5) A subsidiary of Northern Trust Corporation serves as trustee of the Company's Thrift Plan, and 2,866,543 of the Class A shares held as of December 31, 1993, are held in that capacity. The Thrift Plan provides that shares held for the Thrift Plan are to be voted by the trustee in the same proportion as instructions received from participants. Subject to certain restrictions, participants have the right to direct the disposition of shares of Class A Stock held for their benefit by the Thrift Plan. Northern Trust Company has sole voting power as to all of the remaining 20,500 Class A shares.
(6) Includes an aggregate of 264,102 Class A shares subject to currently exercisable stock options, 46,798 Class A shares held by the Thrift Plan as of February 28, 1994, 193,400 Class A shares issued under the Restricted Stock Plan and shares held by D. Tennant Bryan and J. Stewart Bryan III.
                             ELECTION OF DIRECTORS
The Articles of Incorporation of the Company provide for the holders of the Class A Stock voting separately and as a class to elect 30% of the Board of Directors (or the nearest whole number if such percentage is not a whole number) and for the holders of the Class B Stock to elect the balance. Accordingly, of the nine directors to be elected, three will be Class A Directors to be elected by the Class A Stockholders, and six will be Class B Directors to be elected by the Class B Stockholders. The By-Laws of the Company, consistent with applicable Virginia law, provide that in the election of each class of Directors, those receiving the greatest number of votes of each class of Stockholders entitled to vote for such Directors shall be elected. Abstentions and non-votes by brokers, banks and other nominee holders of record shall not be counted for or against any nominee. The Directors elected will serve until the next annual meeting of Stockholders. All of the nominees listed below presently are members of the Board. Pursuant to the Company's Articles of Incorporation, Mr. Medlin was elected by the remaining Class A Directors to fill a vacancy arising subsequent to the 1993 Annual Meeting of Stockholders. Unless authority is withheld, the proxies will be voted for the election as Directors of the persons named below, or, if for any reason any of such persons are unavailable, for such substitutes as management may propose. The Company has no reason to believe that any of the nominees will be unavailable. The following material is based on information submitted by the person named. Unless noted to the contrary, each Director has sole voting power and sole investment power as to all shares listed as owned beneficially by him.
                                       3

                                                                  NUMBER AND PERCENTAGE*
                                                                  OF SHARES BENEFICIALLY
                                                                   OWNED MARCH 25, 1994
                                             DIRECTOR      CLASS A
              NAME                   AGE      SINCE          (1)            %      CLASS B      %
CLASS A DIRECTORS
Charles A. Davis.................    45        1989             200                     --
Robert V. Hatcher, Jr............    63        1991           1,500                     --
John G. Medlin, Jr...............    60        1994           2,000                     --
CLASS B DIRECTORS
Robert P. Black..................    66        1993             570                     --
D. Tennant Bryan.................    87        1930(3)    2,184,080(4)     8.5%    373,000(4)  66.9%
J. Stewart Bryan III.............    55        1974       1,349,145(2)(4)  5.2%     29,568(4)   5.3%
Alan S. Donnahoe.................    77        1965          53,756                    --
James S. Evans...................    72        1982         224,000(2)                 --
Henry L. Valentine, II...........    66        1991         141,890(5)              17,432(5)   3.1%

*Percentages of stock ownership less than one percent are not shown.
(1) Includes shares, if any, held in the Thrift Plan as of February 28, 1994.
(2) Shares listed for J. Stewart Bryan III and James S. Evans include 90,799 shares and 97,500 shares of Class A Stock, respectively, subject to currently exercisable options. Shares listed for Mr. Evans include 52,500 shares registered in his name under the Restricted Stock Plan.
(3) D. Tennant Bryan was elected as a director of The News Leader Company, a predecessor to the Company, in 1930 and has served continuously since that time as a director of the Company and its predecessors except for 12 months during World War II when he was overseas in the U.S. Naval Reserve.
(4) Shares held by the Media Trust are listed as owned by D. Tennant Bryan. For further information as to stock held by D. Tennant Bryan and J. Stewart Bryan III, see "Voting Securities and Principal Holders Thereof."
(5) Mr. Valentine shares voting and investment power over the Class B shares listed in his capacity as co-executor of an estate. Of the shares of Class A Stock listed, Mr. Valentine shares voting and investment power as a co-trustee or co-executor as to 87,690 shares, and he may be deemed to share voting and investment control as to 1,000 shares held by institutions for which Mr. Valentine chairs or serves on the investment committee. The shares listed do not include 1,000 shares of Class A Stock held by Mr. Valentine's wife, as to which Mr. Valentine disclaims any voting or investment power.
                                       4

     CHARLES A. DAVIS has been a partner in the investment banking firm of Goldman, Sachs & Co. since 1986, prior to which he served as a vice president of that firm. Mr. Davis serves as a director of Merchants Bancshares, Inc. and of Lechters, Inc.
     ROBERT V. HATCHER, JR. is the former Chairman of the Board and Chief Executive Officer of Johnson & Higgins, an insurance consulting and brokerage firm, having served in that position for more than five years. Mr. Hatcher serves as a director of Coastal Healthcare Group, Inc.
     JOHN G. MEDLIN, JR. is Chairman of the Board, and until December 31, 1993, also was Chief Executive Officer of Wachovia Corporation. Both positions have been held for more than five years. Mr. Medlin serves as a director of BellSouth Corporation, National Service Industries, Inc., RJR Nabisco, Inc. and USAir Group, Inc.
     ROBERT P. BLACK retired as of December 31, 1992, as President of the Federal Reserve Bank of Richmond, Virginia, having served in that position for more than five years.
     D. TENNANT BRYAN is Chairman of the Executive Committee of the Company's Board of Directors, having retired in June 1990 as Chairman of the Board of the Company, a position which he had held for more than five years. Mr. Bryan is a controlling person of the Company. He is the father of J. Stewart Bryan III, a director and officer of the Company.
     J. STEWART BRYAN III was elected Chairman of the Board, President and Chief Executive Officer of the Company in July 1990. Prior to that date he had served as Vice Chairman of the Board and Executive Vice President of the Company since 1985, and as Chief Operating Officer of the Company since 1989. He is also the Chairman of Richmond Newspapers, Inc., a wholly-owned subsidiary of the Company, and has been Publisher of the Richmond Times-Dispatch (as well as The Richmond News Leader prior to its merger with the Richmond Times-Dispatch on June 1,
1992) for more than five years. He is the son of D. Tennant Bryan, Chairman of the Executive Committee of the Board of the Company, and is a controlling person of the Company.
     ALAN S. DONNAHOE is retired and serves as a consultant to the Company. Prior to July 1990, he served as Vice Chairman of the Company for more than five years, and previously served as President and Chief Executive Officer of the Company.
     JAMES S. EVANS is Vice Chairman of the Company. Prior to July 1990, he served as President and Chief Executive Officer of the Company for more than five years.
     HENRY L. VALENTINE, II is Chairman of Davenport & Co. of Va., Inc., a Richmond, Virginia, investment banking firm, and has served in that position for more than five years.
BOARD AND COMMITTEE MEETINGS
     The full Board of Directors held regular meetings six times during 1993 on a bi-monthly basis.
     The principal standing committees of the Board of Directors are the Executive Committee, the Audit Committee and the Compensation and Stock Option Committee. The Board has not formed a nominating committee.
                                       5

     The Executive Committee presently consists of Messrs. D. T. Bryan, J. S. Bryan III, Donnahoe, Evans and Valentine. The Executive Committee is empowered, with certain limitations, to exercise all of the powers of the Board of Directors when the full Board is not in session. The Executive Committee met regularly six times during 1993 on a bi-monthly schedule which alternates with meetings of the full Board of Directors.
     The Audit Committee presently consists of Messrs. Davis and Valentine. This committee oversees the audit function of the Company, both with regard to internal auditors and outside auditors, which are recommended to the Board by this committee. In this capacity, the committee meets with internal and outside auditors, approves all engagements of auditors and reviews all Securities and Exchange Commission filings made by the Company. The Audit Committee met twice during 1993.
     The Compensation and Stock Option Committee presently consists of Messrs. Hatcher and Black. This committee has general responsibility for employee compensation, makes recommendations to the Board concerning officer and director compensation and oversees the operation of the compensation related benefit plans. The Compensation and Stock Option Committee met three times during 1993.
     Directors, other than those serving as officers of the Company or one of its subsidiaries, receive an annual fee of $12,000, plus $500 for each Board meeting attended and an additional $500 for the first committee meeting attended on a given day, plus $300 for a second committee meeting attended on the same day.
                     STOCK OWNERSHIP OF EXECUTIVE OFFICERS
     The following table lists the beneficial ownership of the Company's Class A and Class B Stock by the executive officers named in the "Summary Compensation Table" as of March 25, 1994.

                                 NUMBER AND PERCENTAGE*
                                 OF SHARES BENEFICIALLY
                                  OWNED MARCH 25, 1994
                           CLASS                CLASS
        NAME               A(1)          %        B          %
J. Stewart Bryan III     1,349,145(2)  5.2%     29,568(2)  5.3%
Marshall N. Morton          45,403(3)               --
Basil Snider, Jr.           40,006(4)               --
H. Graham Woodlief          32,516(5)               --
James L. Dillon             23,059(6)               --
Stephen R. Zacharias        12,451(7)               --

*Percentages of stock ownership less than one percent are not shown.
                                       6

(1) Includes shares held in the Thrift Plan as of February 28, 1994.
(2) For information concerning Mr. Bryan's stock ownership, see footnotes (1) and (2) to the table under "Voting Securities and Principal Holders Thereof" and footnotes (2) and (4) to the table under "Election of Directors." The shares listed for Mr. Bryan in each table of this Proxy Statement are identical.
(3) Shares listed for Mr. Morton include 20,266 shares subject to currently exercisable options and 24,100 shares registered in his name under the Restricted Stock Plan.
(4) Shares listed for Mr. Snider include 20,900 shares subject to currently exercisable options and 18,900 shares registered in his name under the Restricted Stock Plan.
(5) Shares listed for Mr. Woodlief include 14,599 shares subject to currently exercisable options and 15,300 shares registered in his name under the Restricted Stock Plan.
(6) Shares listed for Mr. Dillon include 10,659 shares subject to currently exercisable options and 9,300 shares registered in his name under the Restricted Stock Plan.
(7) Shares listed for Mr. Zacharias include 9,379 shares subject to currently exercisable options.
      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (SEC) and the American Stock Exchange initial reports of ownership and reports of changes in ownership of such equity securities. Such persons are required by SEC regulations to provide the Company with copies of all Section 16(a) forms they file.
     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements during fiscal year 1993 were complied with, except that one report covering one transaction was filed late for Mr. Black as to which he is the grantor and has reserved a right of revocation, and the initial ownership report was filed late for Mr. Zacharias, the Company's Treasurer, who became an executive officer as of December 1993.
                                       7

                       COMPENSATION OF EXECUTIVE OFFICERS
     The following table sets forth compensation awarded to, earned by or paid to the Company's Chief Executive Officer, each of the other four most highly compensated executive officers and a former executive officer, for the three fiscal years ended December 26, 1993.
                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM COMPENSATION
                                                                                           AWARDS
                                                ANNUAL COMPENSATION                              SECURITIES
                                                                    OTHER         RESTRICTED     UNDERLYING     PAYOUTS
                                                                    ANNUAL          STOCK         OPTIONS/        LTIP
         NAME AND                       SALARY       BONUS       COMPENSATION      AWARD(S)         SARS        PAYOUTS
    PRINCIPAL POSITION        YEAR       ($)          ($)           ($)(1)          ($)(2)         (#)(3)        ($)(4)
J. Stewart Bryan III,         1993     $500,000     $206,262       $     --        $ 732,488       26,000       $     --
Chairman, President and       1992      480,000      147,398             --               --       21,500        372,554
Chief Executive Officer       1991      480,000      138,240         17,982          706,563       19,800             --

Marshall N. Morton,           1993      275,000      113,444             --          262,013        9,300             --
Senior Vice President and     1992      250,000       76,770             --               --        7,300         64,032
Chief Financial Officer       1991      220,500       63,504         36,018          209,950        5,900             --

Basil Snider, Jr., (6)        1993      144,167           --             --          193,163        6,900             --
Former Vice President         1992      230,000       72,958             --               --        5,700        465,692
                              1991      220,500       87,699         22,478          177,650        5,000             --

H. Graham Woodlief,           1993      190,000       91,762             --          166,388        5,900             --
Vice President                1992      175,000       56,350             --               --        4,700             --
                              1991      150,000       33,831             --          133,238        3,700             --

James L. Dillon,              1993      162,000       86,572             --           95,625        3,400             --
Vice President                1992      155,000       43,943             --               --        2,800        186,277
                              1991      149,000       32,184          8,991           86,806        2,500             --

Stephen R. Zacharias, (7)     1993      133,500       34,094             --               --        5,200             --
Treasurer                     1992      121,000       25,880             --               --        3,400             --
                              1991      110,000       21,240             --               --        1,700             --

                             ALL OTHER
         NAME AND           COMPENSATION
    PRINCIPAL POSITION         ($)(5)
J. Stewart Bryan III,         $ 26,761
Chairman, President and         25,701
Chief Executive Officer         73,491

Marshall N. Morton,             12,478
Senior Vice President and       11,003
Chief Financial Officer         56,306

Basil Snider, Jr., (6)           5,723
Former Vice President           11,177
                                81,015

H. Graham Woodlief,             10,060
Vice President                   8,949
                                 7,257

James L. Dillon,                13,934
Vice President                  14,152
                                42,152

Stephen R. Zacharias, (7)        7,360
Treasurer                        7,346
                                 6,608

(1) The amounts disclosed under this column represent income tax deposits made by the Company on behalf of the named executive officer for benefits under the Company's Deferred Compensation Performance Units Plan which became vested in, and taxable to, the officer prior to the actual payout of the benefits in 1992 (see (4)).
(2) At December 26, 1993, the number and value of the aggregate restricted stock awards held by named executive officers were: Mr. Bryan -- 73,300 and $2,089,050; Mr. Morton -- 24,100 and $686,850; Mr. Snider -- 18,900 and
    $538,650; Mr. Woodlief -- 15,300 and $436,050; Mr. Dillon -- 9,300 and
    $265,050. Shares were awarded in the name of each executive, and each has all rights of other Class A Stockholders, including dividends, subject to certain restrictions and forfeiture provisions.
(3) The Company does not have a Stock Appreciation Rights (SARs) Plan.
                                       8

(4) The amounts disclosed under this column represent the February 1, 1992, payout of benefits to the named executive under the Deferred Compensation Performance Units Plan, which Plan was terminated following the payout. The amount of the benefit payout was equivalent to the gross value of the number of units awarded to the executive, less the amount of income taxes which had previously been deposited by the Company on behalf of the executive (see
    (1)).
(5) The amounts disclosed under this column for the most recent fiscal year consist of the following:

                                                                   DOLLAR VALUE OF
                                                                  INSURANCE PREMIUMS
                                                  ANNUAL             PAID BY THE
                            ABOVE-MARKET          COMPANY            COMPANY WITH
                           AMOUNTS EARNED      CONTRIBUTIONS       RESPECT TO TERM
                            ON DEFERRED          TO VESTED          LIFE INSURANCE
                            COMPENSATION       AND UNVESTED        FOR THE BENEFIT
                             DURING THE       DEFINED CONTRI-        OF THE NAMED
         NAME               FISCAL YEAR        BUTION PLANS       EXECUTIVE OFFICER       TOTAL
J. Stewart Bryan III           $5,414             $19,422               $1,925           $26,761
Marshall N. Morton                 --              10,553                1,925            12,478
Basil Snider, Jr.               4,881                  --                  842             5,723
H. Graham Woodlief              1,697               6,746                1,617            10,060
James L. Dillon                 6,668               5,846                1,420            13,934
Stephen R. Zacharias            1,297               4,947                1,116             7,360

(6) Mr. Snider retired as an executive officer on February 28, 1993, and assumed part-time status pursuant to a two-year agreement which compensates him at $125,000 for the first 12-month period and $65,000 for the second 12-month period.
(7) Mr. Zacharias became an executive officer in 1993.
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
     The following table provides information on stock options granted in fiscal 1993 to the named executive officers.

                                                   INDIVIDUAL GRANTS
                           NUMBER OF
                           SECURITIES
                           UNDERLYING       % OF TOTAL
                            OPTIONS/       OPTIONS/SARS         EXERCISE
                              SARS          GRANTED TO          OR BASE                          GRANT DATE
                            GRANTED        EMPLOYEES IN          PRICE           EXPIRATION        PRESENT
         NAME              (#)(1)(2)      FISCAL YEAR (1)      ($/SHARE)            DATE         VALUE $ (3)
J. Stewart Bryan III         26,000             13.0%           $ 19.125        Jan. 27, 2003     $ 199,004
Marshall N. Morton            9,300              4.7%             19.125        Jan. 27, 2003        71,182
Basil Snider, Jr.             6,900              3.5%             19.125        Jan. 27, 2003        52,813
H. Graham Woodlief            5,900              3.0%             19.125        Jan. 27, 2003        45,159
James L. Dillon               3,400              1.7%             19.125        Jan. 27, 2003        26,024
Stephen R. Zacharias          5,200              2.6%             19.125        Jan. 27, 2003        39,801

(1) The Company does not have a Stock Appreciation Rights (SARs) Plan.
                                       9

(2) The amounts listed under this column represent the number of shares of the Company's Class A Stock covered by options granted to the named executive during fiscal 1993 under the provisions of the 1987 Stock Option Plan, as amended (1987 Plan). Options granted under the 1987 Plan become exercisable on a graduated scale over a three-year period and expire 10 years after the date of grant. The options also become fully exercisable upon, and must be exercised within 12 months of, the optionee's death during employment or retirement after age 55.
(3) Option values reflect Black-Scholes model output for options. The assumptions used in the model were: expected volatility of .258; zero-coupon government bond yield available on the grant date and maturing at the end of the option term; dividend yield of 1.7%; and time to exercise of 10 years. Additionally, a 5.7% discount was applied to reflect three-year pro rata vesting (3% per year probability of forfeiture). The actual value, if any, an executive may realize will depend on the amount by which the stock price on the date of exercise exceeds the exercise price. There is no assurance that the value actually realized by an executive will be at or near the value estimated by use of the Black-Scholes model.
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES
     The following table provides information with respect to the number and value of stock options outstanding at the end of fiscal 1993. None of the named executive officers exercised options or SARs during 1993.

                                   NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                  UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS/
                                      OPTIONS/SARS AT                  SARS AT FISCAL
                                   FISCAL YEAR-END(#)(1)               YEAR-END($)(2)
           NAME                EXERCISABLE     UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
J. Stewart Bryan III              68,367           49,933        $803,155       $ 437,463
Marshall N. Morton                12,766           17,734          56,263         150,687
Basil Snider, Jr.                 15,033           13,567          46,112         115,357
H. Graham Woodlief                 9,833           10,967          35,679          95,921
James L. Dillon                    7,759            6,641          22,887          56,894
Stephen R. Zacharias               5,946            8,454          20,394          75,425

(1) The Company does not have a Stock Appreciation Rights (SARs) Plan.
(2) The amount disclosed is based on the difference between the closing price of the Company's Class A Stock at the end of fiscal 1993 ($28.50) and the exercise price per share, multiplied by the number of shares covered by the options.
                                       10

                               PENSION PLAN TABLE
     The following table reflects the estimated aggregate retirement benefits to which certain executive officers of the Company, including each of the named executive officers in the Summary Compensation Table, would be entitled under the combined provisions of the Company's non-contributory, funded Employees Retirement Plan and the Executive Supplemental Retirement Plan (the Plans). The amount of benefit assumes that the executive has completed a minimum of 15 years of service. The benefit amount will be reduced for service of less than 15 years, or if the executive retires prior to attaining age 63. Additional benefits are not earned for service in addition to 15 years.

                                                            LIFETIME ANNUAL
                                                                BENEFIT
                   HIGHEST FIVE-YEAR                          AT OR AFTER
                  AVERAGE COMPENSATION                   NORMAL RETIREMENT DATE
                        $150,000                                $ 82,500
                         250,000                                 137,500
                         350,000                                 192,500
                         450,000                                 247,500
                         550,000                                 302,500
                         650,000                                 357,500
                         750,000                                 412,500
                         850,000                                 467,500

     The covered compensation for each of the executive officers named in the Summary Compensation Table is the highest five-year average of the amounts shown in the "Salary" and "Bonus" columns of that table.
     Retirement benefits shown are payable without offset for Social Security in monthly installments as life annuities, or in other optional forms, upon retirement after attaining age 63. Benefits for executives who participated in both plans prior to January 1, 1991, are reduced by the amount of benefits payable to them under pension plans of former employers.
         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Media General's compensation system is a management tool that is used to support and reinforce key operating and strategic goals. It is applied consistently to all salaried employees.
     In 1991, with the help of an independent consultant, the Company revamped its compensation programs for management employees in order to strengthen the link between an individual's performance and related compensation opportunities as well as to align the interests of key Media General employees more directly with those of the Stockholders. This tighter alignment made the eligible employee more responsive to the needs of the Company.
                                       11

     The Compensation and Stock Option Committee (the Committee) feels that a tightly administered program that rewards eligible managers for appropriate behavior is a constructive way to attract talented personnel. Eligibility to participate in annual and long-term incentive programs is determined by the Committee assisted by recommendations from the Chief Executive Officer.
     There are three components of total executive compensation at Media
General: base salary and short-and long-term incentives. Using published general industry surveys targeted to the Company's size, media industry surveys targeted to size and diversification levels comparable to the Company (including but not limited to those companies found within the S&P "Publishing-Newspapers" Index) and published proxy statement executive compensation levels, the Committee has established second quartile (51st-75th percentile) targets for each component.
     Base salary levels are determined with reference to competitive targets (as described previously), internal equity and longevity. Pay and performance then are linked through the use of the two incentive programs.
     The short-term incentive program combines specific threshold, target and maximum goals established at the beginning of the measurement year with award targets, as described previously. All goals are growth-related, are based on profit and asset utilization levels and are established individually for each business unit and for the Company. Cash awards are paid based on the accomplishment of these goals. Maximum awards are attained at 150% of goal. Except under exceptional circumstances, which, in the Committee's opinion, were not under operating unit control, no bonuses are paid to units earning less than 80% of their goal.
     A long-term incentive program is used to reward sustained stock price growth and/or achievement of long-term, pre-established earnings per share growth targets. Awards in this program are made in the form of stock options (typically awarded to eligible participants annually at fair market value on the grant date, vesting over a three-year period) and restricted stock (typically granted to selected executive officers every other year with restrictions (currently ten years) on sale that may be accelerated if pre-established earnings per share growth targets are met). The combined expected value of stock-based awards is targeted to achieve competitive levels of total compensation as described earlier; for those selected executive officers who received both restricted stock and stock options, the 1993 grants were awarded on the basis that 60% of the competitive long-term incentive target would be delivered through restricted stock. The Committee notes that the relative value of a given award at the end of the measurement period will depend on the growth in value of the common stock of the Company over the time period. The vesting and ten-year trading restrictions emphasize the long-term nature of these awards and encourage eligible employees to remain in the employ of the Company.
                                       12

     During the year the Committee will consider the deductibility and performance-based compensation issues raised by Section 162(m) of the Internal Revenue Code. The Committee, however, does not expect that the compensation paid to any executive officer of the Company in 1994 will exceed the $1 million deductibility threshold of Section 162(m).
CEO COMPENSATION DURING 1993
     Mr. Bryan's base salary in 1993 was $500,000, 4.2% above the preceding year, an increase the Committee believes is competitive within the second quartile referenced above. Media General's 1993 financial performance was 5% above its aggregate incentive plan target for the year. Therefore, strict application of the Company's annual incentive plan formula produced a bonus for 1993 of $206,262, equal to 41% of Mr. Bryan's base compensation, a level below the plan maximum but slightly higher than targeted. At the beginning of 1993 a stock option award of 26,000 shares of Media General Class A Common Stock and a restricted stock award of 38,300 Class A shares, with a grant date value of $732,488, were awarded to Mr. Bryan. Both awards were developed in accordance with competitive practice, as outlined previously, and were based on the standard provisions of Media General's annual and long-term incentive plans.
                                       THE COMPENSATION AND STOCK OPTION
                                                  COMMITTEE
                                               Robert V. Hatcher, Jr., CHAIRMAN
                                               Robert P. Black
                                       13

                               PERFORMANCE GRAPH
     The following graph shows the cumulative total Stockholder return on the Company's Class A Stock over the last five fiscal years as compared to the returns of the American Stock Exchange (AMEX) Composite Index and the Standard & Poor's (S&P) "Publishing-Newspapers" Index. The graph assumes $100 was invested on December 31, 1988, in the Company's Class A Stock, the AMEX Composite Index and the S&P "Publishing-Newspapers" Index and also assumes reinvestment of dividends.
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              COMPANY, AMEX AND S&P "PUBLISHING-NEWSPAPERS" INDEX


                   (GRAPH AS DEFINED BY FOLLOWING DATA POINTS)

                                                                    FISCAL YEAR ENDING DECEMBER
                                                         1988     1989     1990     1991     1992     1993
Media General, Inc.                                      $100     $ 92     $ 56     $ 52     $ 54     $ 91
S&P "Publishing-Newspapers" Index                         100      119       95      115      129      149
AMEX Composite Index                                      100      128      108      133      135      160

OTHER TRANSACTIONS
The Company entered into an agreement with D. Tennant Bryan in 1985 which most recently was amended on April 7, 1994, regarding the redemption of stock from Mr. Bryan's estate. The amended agreement provides that upon Mr. Bryan's death, his estate has a right to sell and the Company has a separate right to buy the lesser of (a) 15% of the Class A Stock owned by Mr. Bryan at his death and (b) a sufficient number of shares of Class A Stock to fund estate taxes and certain funeral and administrative expenses. The purchase price for each share redeemed under the amended agreement will equal 90% of the average daily closing price for a share of Class A Stock during the 91 days preceding the date that is 30 days after the date of death. The agreement also provides that, if the estate pays taxes in installments over a period of time, and if a redemption right has been exercised, the Company in certain circumstances also may elect to pay the redemption price in installments, plus interest at the rate paid by the estate. The investment banking firm of Goldman, Sachs & Co., of which Mr. Davis is a partner, renders various investment banking services to the Company. Also, the law firm of Christian, Barton, Epps, Brent & Chappell, of which Mr. R. Carter Scott III, who served as Secretary and General Counsel of the Company until July 19, 1993, is a partner, renders legal services to the Company and its subsidiaries, for which it was paid $885,411 during 1993.
                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS
Upon the recommendation of the Audit Committee of the Board of Directors, no member of which is an officer of the Company, the firm of Ernst & Young has been appointed by the Board of Directors as the independent auditors of the Company for the fiscal year ending December 25, 1994, subject to ratification of such appointment by majority vote of the holders of the Company's Class B Stock voting separately as a class. Such firm has examined the accounts of the Company for previous years, including 1993. The Company has been advised by Ernst & Young that such firm is an independent public accounting firm within the meaning of the applicable rules and regulations of the Securities and Exchange Commission. A representative of Ernst & Young will be present at the Annual Meeting to make a statement, if he desires to do so, and to respond to appropriate questions from Stockholders.
                           1995 STOCKHOLDER PROPOSALS
Stockholders may present proposals for inclusion in the 1995 Proxy Statement, provided the proposals comply with applicable Securities and Exchange Commission regulations and are received by the Company no later than December 19, 1994.
                            SOLICITATION OF PROXIES
The Company may solicit proxies in person or by telephone, as well as by mail. The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses in sending proxy
                                       15
material to their principals, will be borne by the Company. Officers and other employees of the Company may participate in such solicitation, for which they will receive no special or additional compensation. In addition, the Company has retained D. F. King & Co., Inc., to assist in the solicitation of proxies for a basic fee of $10,000, plus reimbursement of out-of-pocket expenses.
                                 OTHER MATTERS
Management does not intend to present, nor does it know of any person who intends to present, any matter for action by Stockholders at the meeting, or any adjournment or postponement thereof, other than as stated in the notice thereof. However, the enclosed proxy confers discretionary authority with respect to the transaction of any other business which properly may come before the meeting, or any adjournment or postponement thereof, and it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matter.
                                          By Order of the Board of Directors
                                               GEORGE L. MAHONEY, SECRETARY
Richmond, Virginia
April 18, 1994
STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO EXPECT TO ATTEND IN PERSON ARE REQUESTED TO PLEASE SO INDICATE ON THE BACK OF THE ACCOMPANYING PROXY CARD. A PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.
                                       16

                              MEDIA GENERAL, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                                 CLASS A STOCK
The undersigned appoints J. Stewart Bryan III, Marshall N. Morton and George L. Mahoney, or any of them, the proxies of the undersigned, with power of substitution, to vote all Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Friday, May 20, 1994, and at any postponement or adjournment thereof, as follows:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED BELOW.

1. Election of the following director-nominees: Charles A. Davis, Robert V. Hatcher, Jr. and John G. Medlin, Jr.

( ) FOR all nominees listed above (except   ( ) WITHHOLD AUTHORITY to vote
    as indicated to the contrary below)         for all of the nominees listed
                                                above

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

2. To vote with discretionary authority upon such other matters as properly may come before the meeting.
                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)
IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED.
  Receipt of Notice of Meeting and Proxy Statement and of the Annual Report is hereby acknowledged.
                                         Dated:                        , 1994.

                                         ------------------------------------

                                         ------------------------------------

                                         Please sign proxy as name appears.
                                         Joint owners should each sign
                                         personally. Trustees and others signing
                                         in a representative capacity should
                                         indicate the capacity in which they
                                         sign.
                                         ( )Mark here if you plan to attend the
                                         Annual Meeting.

                              MEDIA GENERAL, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                                 CLASS B STOCK
The undersigned appoints J. Stewart Bryan III, Marshall N. Morton and George L. Mahoney, or any of them, the proxies of the undersigned, with power of substitution, to vote all Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Friday, May 20, 1994, and at any postponement or adjournment thereof, as follows:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of the following director-nominees: Robert P. Black, D. Tennant Bryan, J. Stewart Bryan III, Alan S. Donnahoe, James S. Evans and Henry L. Valentine, II.

( ) FOR all nominees listed above (except     ( ) WITHHOLD AUTHORITY to vote
    as indicated to the contrary below)           for all of the nominees listed
                                                  above
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

2. To ratify the appointment of Ernst & Young as auditors for the fiscal year ending December 25, 1994.
                       ( ) FOR      ( ) AGAINST      ( ) ABSTAIN

3. To vote with discretionary authority upon such other matters as properly may come before the meeting.
                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)
IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED AND FOR PROPOSAL 2.
  Receipt of Notice of Meeting and Proxy Statement and of the Annual Report is hereby acknowledged.
                                         Dated:                         , 1994.

                                         ------------------------------------

                                         ------------------------------------

                                         Please sign proxy as name appears.
                                         Joint owners should each sign
                                         personally. Trustees and others signing
                                         in a representative capacity should
                                         indicate the capacity in which they
                                         sign.
                                     ( ) Mark here if you plan to attend the
                                         Annual Meeting.

                 MEDIA GENERAL, INC. EMPLOYEES THRIFT PLAN PLUS
                         PARTICIPANT VOTING INSTRUCTION
The undersigned hereby instructs The Northern Trust Company, as Trustee of the Media General Employees Thrift Plan, to vote all shares of Media General, Inc. Class A Common Stock held by the Thrift Plan for my account at the Annual Meeting of Stockholders of Media General, Inc. to be held on Friday, May 20, 1994, and at any postponement or adjournment thereof, as follows:

1. Election of the following director-nominees: Charles A. Davis, Robert V. Hatcher, Jr. and John G. Medlin, Jr.

( ) FOR all nominees listed above (except     ( ) WITHHOLD AUTHORITY to vote
    as indicated to the contrary below)           for all of the nominees listed
                                                  above
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

2. To vote with discretionary authority upon such other matters as properly may come before the meeting.
                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)
IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED.
  Receipt of Notice of Meeting and Proxy Statement and of the Annual Report is hereby acknowledged.
                                      Dated:                           , 1994.

                                         ------------------------------------

                                         ------------------------------------

                                      Please sign instruction as name appears.
                                      ( ) Mark here if you plan to attend the
                                          Annual Meeting.